EXHIBIT 10.1

Customer No.

Loan No.

RBC Centura Bank	Commercial Promissory Note (UNSD – F&V)

$15,000,000.00	Raleigh, North Carolina
December 19, 2007
Original Loan

FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC CENTURA BANK (“Bank”), or order, the sum of Fifteen Million Dollars ($15,000,000.00), or so much thereof as shall have been disbursed from time to time and remains unpaid, together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate.

Article I. Interest Rate.

Section 1.1. Rate of Accrual. Interest will accrue on the unpaid principal balance at the rate set forth in Section 1.2.1. until demand by Bank for payment of this Note. Interest will accrue on any unpaid balance owing under this Note, whether principal, interest, fees, premiums, charges or costs and expenses, after demand at the rate set forth in Section 1.2.2. All accrual rates of interest under this Note will be contract rates of interest, whether a pre-default rate or a default rate, and references to contract rates in any loan documents executed and delivered by Borrower or others to Bank in connection with this Note shall be to such contract rates.

Section 1.2. Interest Rates.

1.2.1. Pre-Default Rate. Subject to the provisions of Section 1.2.2. below, interest payable on this Note per annum will accrue at 81 basis points over the LIBOR Base Rate. The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.

1.2.2. Default Rate. Upon the nonpayment of any payment of interest described herein, Bank, at its option and without demanding payment of this Note, may accrue interest on such unpaid interest at a rate per annum (“Default Rate”) equal to the lesser of the maximum contract rate of interest that may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law or five percent (5.0%) plus the pre-default interest rate otherwise applicable hereunder, as set forth in Section 1.2.1. After demand for payment, interest will accrue on the unpaid principal of this Note, any accrued but unpaid interest and all fees, premiums, charges and costs and expenses owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgement or post-judgement.

1.2.3. Variable Rate; Calculation of Interest.

1.2.3.1. Variable Rate. This is a variable rate note. Any change in the rate of interest payable under this Note will equal the change in the variable rate index to which such rate is tied, but the rate at which interest accrues under this Note shall never exceed the maximum contract rate which may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law. Bank shall have no obligation to notify Borrower of adjustments in the rate of interest payable under this Note. Adjustments to the rate of interest will be effective on the date of change in the variable rate index.

1.2.3.2. Calculation of Interest. All interest payable under this Note shall be calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds, immediately available in the place designated for payment, received by Bank prior to 2:00 p.m. local time at said place of payment, shall be credited as if received prior to close of business on the day the funds are immediately available; while other payments, at the option of Bank, may not be credited until such payments are immediately available to Bank, in federal funds, in the place designated for payment, prior to 2:00 p.m. local time at said place of payment on a day on which Bank is open for business.

Article II. Payment Terms.

Section 2.1. Interest Payment Terms. Interest shall be payable with principal and the payment set forth in Section 2.2 below includes both principal and interest.

Section 2.2. Principal Payment Terms. Principal and interest shall be payable on the earlier of DEMAND or December 20, 2009.

Section 2.3. Prepayment. This Note may be prepaid in whole, or in part in multiples of $1,000,000.00, at any time without any prepayment premium.

Section 2.4. Application of Payments. All payments made on this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, in the inverse order of the payment dates therefor, unless Bank determines in its sole discretion to apply payments in a different order or applicable law requires a different application of payments. The partial prepayment of this Note, if permitted, shall not result in a payment holiday or any other deferral of any regularly scheduled payments under this Note, all of which shall be made as and when the same are scheduled to be paid.

Article III. Security.

This Note is unsecured except for (1) any security documents and other supporting obligations which reference that they secure this Note, (2) any security documents and other supporting obligations which reference that they secure all indebtedness or other obligations owing from time to time by Borrower to Bank, and (3) any security documents and other supporting obligations which reference that they secure all indebtedness from time to time owing by Borrower to Bank other than consumer credit as defined under the Federal Reserve Board’s Regulation Z (Truth-in-Lending)(12 CFR 226 et. Seq.) (“security documents”).

Article IV. Default.

Section 4.1. Late Charges and Expenses. Borrower agrees to pay, upon demand by Bank, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of (1) four percent (4%) of the amount of the payment past due, or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage. If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees.

Section 4.2. Demand Obligation. This Note is payable on demand by Bank and there are no conditions precedent to Bank’s right to demand payment of this Note, in whole or in part, at any time or from time to time, without prior notice, until the entire unpaid balance outstanding under this Note, including principal, interest, fees, premiums, charges or costs and expenses, is paid in full; and, there are no conditions precedent to Bank exercising any of and all of its other rights and remedies under this Note and the other loan documents, as well as any additional rights and remedies it may have at law and it may have in equity, to recover full payment.

Article V. Miscellaneous.

Section 5.1. Use and Application of Terms. To the end of achieving the full realization by Bank of its rights and remedies under this Note, including payment in full of the loan evidenced hereby, in using and applying the various terms, provisions and conditions in this Note, the following shall apply: (1) words in the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular numbered meaning include the plural number, and vice versa; (2) words importing persons include firms, companies, associations, general partnerships, limited partnerships, limited liability partnerships, limited liability limited partnerships, limited liability companies, trusts, business trusts, corporations and legal entities, including public and quasi-public bodies, as well as individuals; (3) the term “Note” refers to this Commercial Promissory Note, the term “loan document” refers to this Note, the Commitment Letter (if any), the Loan Agreement (if any) and any security documents and other documents and agreements executed and delivered to Bank or others on Bank’s behalf in connection with this Note, and the term “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note shall be and the same are jointly and severally liable hereunder; (4) as the context requires, the word “and” may have a joint meaning or a several meaning and the word “or” may have an inclusive meaning or an exclusive meaning; (5) the term “subsidiary” means any registered organization or other organization (i) the majority (by number of votes) of the outstanding voting interests of which is at the time owned or controlled by Borrower, or by one or more subsidiaries of Borrower, or Borrower and one or more subsidiaries of Borrower, or (ii) otherwise controlled by or within the control of Borrower or any subsidiary; (6) the Commitment Letter (if any) and any other loan documents shall be applied and construed in harmony with each other to the end that Bank is ensured repayment of the loan evidenced by this Note in accordance with the terms of this Note and such other loan documents, and this Note and the other loan documents shall not be applied, interpreted and construed more strictly against a person because that person or that person’s attorney drafted this Note or any of the other loan documents; (7) Bank does not intend to and shall not reserve, charge or collect interest, fees or charges hereunder in excess of the maximum rates or amounts permitted by applicable law and if any interest, fees or charges are reserved, charged or collected in excess of the maximum rates or amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment; and (8) wherever possible each provision of this Note shall be interpreted and applied in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, or the application thereof shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note, or the application thereof shall be in a manner and to an extent permissible under applicable law.

Section 5.2. Documentary and Intangibles Taxes. To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged or required to be paid in connection with the loan evidenced by this Note, or any extension, renewal or modification of such loan, or assessed, charged or required to be paid in connection with any of the loan documents.

Section 5.3. Maintenance of Records by Bank. Bank is authorized to maintain, store and otherwise retain the loan documents in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 5.4. Right of Set-off; Recoupment. Upon demand by Bank for payment of this Note, Bank is authorized and empowered to apply to the payment hereof, any and all money deposited in Bank in the name of or to the credit of Borrower, without advance notice, and is authorized to offset any obligation of Bank to Borrower to the payment hereof and is authorized to exercise its rights of recoupment relative to Borrower.

Section 5.5. Waiver. Borrower waives presentment, demand, protest and notice of dishonor, waives any rights which it may have to require Bank to proceed against any other person or property, agrees that without notice to any person and without affecting any person’s liability under this Note, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any person or permit the renewal, amendment or modification of this Note or any other agreement executed and delivered by any person in connection with this Note, or permit the substitution, exchange or release of the security (if any) for this Note and may add or release any person primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of the security (if any) for this Note either to this Note or to any other obligation of Borrower to

Bank, as Bank may elect from time to time. No act or inaction of Bank under this Note shall be deemed to constitute or establish a “course of performance or dealing” that would require Bank to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances.

Section 5.6. Jury and Jurisdiction. This Note shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, excluding, however, the conflict of law and choice of law provisions thereof. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Note.

Section 5.7. Successors and Assigns. This Note shall apply to and bind Borrower’s and Bank’s heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns. Borrower acknowledges that Customer Numbers and Loan Numbers may be added to this Note after execution and delivery of this Note by Borrower and if there is a section denoted “BANK USE ONLY”, the information under such section may also be completed by Bank after execution and delivery of this Note. In addition, in the event the date of this Note is omitted, Borrower consents to Bank inserting the date.

Section 5.8. Anti-Money Laundering and Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the proceeds, advances or other amounts or sums evidenced by this Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(Signatures Begin on the Next Page)

The undersigned has executed this Note as of the day and year first above stated.

BORROWER:

Alabama National BanCorporation		Witness:

By:	/s/ William E. Matthews, V	/s/ Richard Murray, IV

Print Name:	William E. Matthews, V	Print Name:	Richard Murray, IV

Title:	Executive Vice President and Chief Financial Officer

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